Exhibit 1.01
Conflict Minerals Report

Statements in this Conflict Minerals Report, which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to our compliance efforts and expected actions identified under the “Continuous improvement efforts to mitigate risk” section of this report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other things, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 20-F for the year ended December 31, 2015. We caution that undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

This is the Conflict Minerals Report for Magal Security Systems Ltd. (“Magal” , “we” or “our”), filed with the SEC pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2015 to December 31, 2015. The Rule was adopted by the SEC to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment.

If a registrant can establish that the conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (DRC) or an adjoining country, or from recycled and scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin of the conflict minerals in its products.

If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the DRC or an adjoining country, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

1.	Company Overview

Magal, incorporated under the laws of the State of Israel on March 27, 1984, develops, manufactures, markets and sells comprehensive computerized physical and cyber security products and systems to high profile customers.  Our systems are used in more than 80 countries to protect sensitive facilities, including national borders, military bases, power plants, airports, seaports, prisons, industrial sites, oil and gas facilities, Olympic villages and stadiums and municipalities from intrusion, crime, sabotage or vandalism to infrastructure, assets and personnel.

2.	Products Overview

Our products are categorized into different technologies, consisting of physical and cyber security solutions;

-	Perimeter Intrusion Detection Systems (PIDS);
-	CCTV systems, including a perimeter security Robot;
-	Cyber security systems;
-	Command and control systems; and
-	Miscellaneous systems tailored for specific vertical market needs.

Our products often require the use of tin, tantalum and gold, which fall under the definition of conflict minerals:

•	Gold – after being melted and applied to a component part in a thin coating, forms part of Magal’s sensors.

•	Tin – used in electronic circuit cards while soldering components into the cards.

•	Gold plating – contact pins as part of connectors that Magal purchases as strictly off-the-shelf product and are soldered or attached to wire harnesses or electronic circuit cards.

•	Tantalum - forms part of capacitors that Magal purchases as strictly off-the-shelf product and is soldered or attached to the electronic cards.

We determined that during the 2015 calendar year, we manufactured and sub-contracted to manufacture products containing derivatives of the defined conflict minerals and that the use of these 3TG materials is necessary to the functionality or production of these products. We source products and components from suppliers, which source materials from their manufacturers and are several tiers away from 3TG smelters, refiners, and mines. Therefore, we rely on our suppliers and manufacturers' survey results to complete the reasonable country of origin inquiry and support subsequent due diligence.

3.	Supply Chain Overview

Our supply chain is complex. There are multiple tiers between our company and the sources of the 3TG minerals.  Accordingly, we rely on our direct suppliers to provide information on the origin of the 3TG minerals contained in components which are included in our products.

4.	Reasonable Country of Origin

We developed a risk-based approach that focuses on all suppliers involved in the manufacture of the majority of our products.

Utilizing the Conflict Free Sourcing Initiative ("CFSI") standard Conflict Minerals Reporting Template (“CMRT”) and the services of a third-party data management provider (“Service Provider”), we surveyed these suppliers. Additionally, we sent letters to our suppliers, informing them of the Rule and Magal's policy on conflict minerals.

5.	Design of Our Due Diligence

Based on the findings of our RCOI, we designed our due-diligence process in conjunction with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (2013) (“OECD Guidance”), and the related supplements for tin, tantalum, tungsten and gold.

Magal has processes in place for the purpose of exercising due diligence in the supply chain. The design of the due diligences processes conforms substantially to the OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

6.	Due Diligence Performance

Step 1 - Establish strong company management systems:

-	We have adopted a conflict minerals policy which is publicly available on our website at http://www.magal-s3.com/Corporate_Goverance.html
-	We structured a team of individuals from various areas within the organization to support the process of supply chain due diligence.
-	Magal has established a system of controls and transparency over the mineral supply chain through the use of the CFSI reporting template. We have also contracted the Service Provider to enhanced supplier data collection process and help minimize sourcing risks.
-	We maintain records relating to our conflict minerals program for 5 years.
-	Procurement processes have been updated with suitable conflict minerals contractual language (PO's, TCs'). In addition, we provide training to assist our suppliers to meet our requirements.
-	We enable employees, suppliers and other stakeholders to report any concerns relating to our conflict minerals program through our grievance mechanism. Contact details for concerns or questions are provided in our Conflict Mineral Policy which is publically available at our website under the heading “Corporate Governance”.

Step 2 - Identify and assess risk in the supply chain:

-	We mapped and evaluated our family of products. Magal mapped the relevant agents and suppliers, as well as the manufacturers that sell to these agents and suppliers.
-	We surveyed our suppliers using the CMRT (as detailed above in Reasonable Country of Origin section). We compared the smelters and refiners identified by our suppliers against the lists of facilities which have received a conflict free designation by the CFSI or other independent third party audit program.
-	We have identified, to the best of our efforts, the smelters and refiners in our supply chain, as our global supply chain is complex. Because we do not purchase conflict minerals directly from mines, smelters or refiners, there are many tiers in the supply chain between us and the original sources of conflict minerals. As a result, we rely on our direct suppliers and manufacturers to provide information regarding the origin of any conflict minerals. This challenge brings us to engage a Service Provider to assist in certain aspects of the process.

Step 3 - Design and implementation of a strategy to respond to identified risks:

-	We reviewed the survey responses, assessed the risks identified and implemented a strategy to respond to those risks.
o	We followed up on inconsistent, incomplete, or inaccurate responses, as well as sent reminders to suppliers who did not respond to our requests for information.
o	Relevant senior management was briefed about our due diligence efforts, risk analysis results and mitigation efforts.
o	Suppliers that source from uncertified smelters from the covered countries, were contacted and were asked to submit more information about its sourcing practices, including a correctional plan.
-	Supply chain Due Diligence is a dynamic process and requires on-going risk monitoring. To ensure the effectiveness of risks management, after implementation of our strategy, we review the identified risks on a regular basis.

Step 4 - Carry Out Independent Third Party Audit of smelter/refiner’s due diligence practices:

Magal does not have a direct relationship with 3TG smelters and refiners. As such, we do not perform direct audits of smelters and refiners in our supply chain, but rather, rely on due diligence performed by organizations such as the CFSI.

Step 5 - Report annually on supply chain due diligence:

-	Magal's Conflict Mineral Report is filed with SEC and can be found on our website, at http://www.magal-s3.com/Corporate_Goverance.html

7.	Results for the 2015 Calendar Year

Magal can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals, since the information comes from direct and secondary suppliers and independent third party audit programs. Information gathered from Magal's suppliers is not on a continuous, real-time basis.

Despite our efforts to follow up with certain suppliers, we did not receive responses from all suppliers, and the suppliers who responded showed varying degrees of cooperation with our inquiries.

We conducted a supply-chain survey of 96 of our direct suppliers that we identified may contribute necessary conflict minerals to our products. The overall response rate to this survey was 75%.

Responses analysis:

Out of the total responses received, 57 responses were defined as complete responses and 15 responses were incomplete or inconsistent.

Declaration scope:

Based on the responses that we received, most of our suppliers delivered declaration in company level as shown below:

Company level	91%
User defines	5%
Products list	4%

Therefore, Magal was unable to identify the country of origin of the Conflict Minerals used in the Company’s products in 2015.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG minerals in our products include the certified smelters listed in Exhibit A below. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG minerals in our products or whether the 3TG minerals in our products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the CFSI and other sources, we believe that the countries of origin of the 3TG minerals contained in our products may include the countries listed in Exhibit B below as well as recycled and scrap sources. Pursuant to the Rule, this report is not subject to an independent private sector audit.

8.	Continuous improvement efforts to mitigate risk

The due diligence process discussed above is an ongoing process. As Magal continues to conduct due diligence on its products, it will continue to refine procedures to meet the goals and adhere to values regarding products containing 3TG minerals. This may include some or all of the following:

►	continue to conduct and report annually on supply chain due diligence for the applicable conflict minerals;

►	adopt the process described herein as an ongoing process for all new or acquired products;

►	provide educational materials to our employees who are involved with Conflict Minerals derivatives 3TG on the supplier side of our business;

►	Continue follow up on high risk non responsive or non-compliant suppliers

►	Magal is implementing new terms and conditions in supplier contracts which are related to Magal's conflict mineral policy and requirements

►	continue to provide educational materials to our direct suppliers about our reporting obligations imposed by the SEC regarding Conflict Minerals; and

►	continue to validate supplier responses using information collected via independent conflict free smelter validation programs such as CFSI.

Exhibit A

List of Certified Smelters/Refiners

Metal	Smelter Name	Smelter Country
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES

Metal	Smelter Name	Smelter Country
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	Dowa	JAPAN
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA

Metal	Smelter Name	Smelter Country
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Exhibit B

Countries of origin of the conflict minerals may include:

Metal	Country
Gold	USA, Australia, Belgium, Democratic Republic of Korea, Japan, Peru, Chile, Taiwan, China, Canada, Brazil, Switzerland, Philippines, Thailand, Laos, Germany, South Africa
Tantalum	Democratic Republic of Congo, Australia, Canada, Mozambique, Brazil, Russia, Ethiopia, China, Rwanda, USA, Japan
Tin	Belgium, China, Brazil, Thailand, Indonesia, Bolivia, Peru, Malaysia, Democratic Republic of Congo, Russia
Tungsten	China, Democratic Republic of Congo